BANK OF AMERICA

Bank of America Reports Quarterly Earnings of $7.0 Billion, EPS of $0.74

Full-Year 2019 Net Income of $27.4 Billion, or $2.75 Per Share

Full-Year 2019 Net Income of $29.1 Billion, or $2.93 Per Share, Excluding 3Q19 Impairment Charge[3]

4Q19 Financial Highlights[1]

- Net income of $7.0 billion, or $0.74 per diluted share, compared to $7.3 billion or $0.70
- Revenue, net of interest expense, of $22.3 billion decreased 1%
  - Net interest income (NII)[A] declined 3%, driven by lower interest rates, partially offset by loan and deposit growth; noninterest income remained stable
- Provision for credit losses increased $36 million, or 4%, to $941 million
- Noninterest expense up modestly to $13.2 billion as investments in the franchise continue; efficiency ratio of 59%
- Average loan and lease balances in the business segments rose $54 billion, or 6%, to $936 billion
  - Consumer loans up 7%
  - Commercial loans up 6%
- Average deposit balances rose $65 billion, or 5%, to $1.4 trillion
- Returned $34 billion of capital to shareholders through common dividends and share repurchases during 2019
- Book value per share increased 9% to $27.32

4Q19 Business Segment Highlights[1,2]

Consumer Banking

- Net income of $3.1 billion
- Loans up 7% to $311 billion
- Deposits up 5% to $720 billion
- Consumer investment assets up 29% to $240 billion; flows of $20 billion
- Efficiency ratio remains low at 47%
- 29 million active mobile users, up 10%

Global Wealth and Investment Management

- Net income of $1.0 billion
- Pretax margin of 28%
- Record total client balances exceed $3 trillion, up 16%
- Loans up 7%; deposits up 3%
- 2019 net new households up 64% in Private Bank, 25% in Merrill Lynch vs. '18

Global Banking

- Net income of $2.0 billion
- Firmwide investment banking fees of $1.5 billion (excl. self-led) increased 9%
- Loans up 6% to $377 billion
- Deposits up 5% to $379 billion

Global Markets

- Sales and trading revenue of $2.8 billion, including net debit valuation adjustments (DVA) losses of $86 million
- Excluding net DVA, sales and trading revenue increased 13% to $2.9 billion[B]
  - FICC increased 25% to $1.8 billion[B]
  - Equities decreased 4% to $1.0 billion[B]

Commentary from Chairman and CEO Brian Moynihan: "In a steadily growing economy marked by solid client activity, our teammates produced another strong quarter and year, allowing us to increase investments in our customers, communities, and employees, while keeping a close eye on expenses. We also delivered for shareholders in 2019 by returning a record $34 billion in excess capital through dividends and share repurchases. As evidenced by a quarter in which our customer deposits surpassed $1.4 trillion and client balances in our wealth management business topped $3 trillion, we enter 2020 with momentum."

Financial Highlights ($ in billions, except per share data)			FY 2019			FY 2018
	Q4-19	Q4-18	Reported	3Q19 JV Impact	Excl. 3Q19[C] JV Impact	Reported
Total revenue, net of interest expense	**$22.3**	$22.7	**$91.2**	$0.0	$91.2	$91.0
Noninterest expense	**13.2**	13.1	**54.9**	2.1	52.8	53.2
Net income	**7.0**	7.3	**27.4**	(1.7)	29.1	28.1
Diluted earnings per share	**$0.74**	$0.70	**$2.75**	$(0.18)	$2.93	$2.61
Return on average assets	**1.13%**	1.24%	**1.14%**	(0.07)%	1.21%	1.21%
Return on average common shareholders' equity	**11.00**	11.57	**10.62**	(0.66)	11.28	11.04
Return on average tangible common shareholders' equity[3]	**15.43**	16.29	**14.86**	(0.91)	15.77	15.55
Efficiency ratio	59	58	**60**	2	58	58

See page 10 for endnotes.

[1] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[2] The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.
[3] Represents a non-GAAP financial measure. For additional information, see endnotes C and D on page 10 and reconciliation on page 18.

1

BANK OF AMERICA

Commentary from Chief Financial Officer Paul Donofrio: "The company managed well through a period of transition from rising rates to lower rates over a short period of time. Solid client activity in growing loans and gathering deposits helped us offset spread compression. We also are aided by diverse lines of business and operations, with noninterest income comprising nearly half of our revenue."

Consumer Banking

Financial Results[1]

- Net income of $3.1 billion, down $332 million, or 10%, as healthy levels of client activity and spending helped mitigate the impact of lower rates
- Revenue of $9.5 billion decreased 4%, driven primarily by lower NII and the absence of a small gain in 4Q18
- Provision for credit losses increased modestly to $934 million
  - Net charge-off ratio improved to 1.18%, compared to 1.22%
- Noninterest expense increased 1%, driven by the cost of increased client activity and investments for business growth, largely offset by improved productivity and lower FDIC expense

	Three months ended		
($ in millions)	**12/31/2019**	**9/30/2019**	**12/31/2018**
Total revenue[2]	**$9,514**	$9,724	$9,962
Provision for credit losses	**934**	917	915
Noninterest expense	**4,466**	4,391	4,435
Pretax income	**4,114**	4,416	4,612
Income tax expense	**1,008**	1,082	1,174
Net income	**$3,106**	$3,334	$3,438

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1,2]

- Average deposits grew $33 billion, or 5%; average loans grew $21 billion, or 7%, driven by growth in residential mortgages
- Consumer investment assets grew $54 billion, or 29%, to $240 billion, driven by strong market performance and client flows
- Combined credit/debit card spend increased 6%, with record 2019 holiday spend
- 40 new financial centers opened and 305 renovated in 4Q19
- Digital usage continued to grow
  - 38.3 million active digital banking users, up 6%
  - 29.2 million active mobile banking users, up 10%
  - Digital sales were 29% of all Consumer Banking sales
  - 1.6 billion mobile logins in 4Q19
  - 9.7 million active Zelle® users with 95 million transactions in 4Q19
- 6.1 million Consumer customers enrolled in Preferred Rewards with 99% retention rate

	Three months ended		
($ in billions)	**12/31/2019**	**9/30/2019**	**12/31/2018**
Average deposits	**$719.6**	$709.3	$686.8
Average loans and leases	**311.0**	303.8	289.9
Consumer investment assets (EOP)	**240.1**	223.2	185.9
Active mobile banking users (MM)	**29.2**	28.7	26.4
Number of financial centers	**4,300**	4,302	4,341
Efficiency ratio	**47%**	45%	45%
Return on average allocated capital	**33**	36	37
Total Consumer Credit Card[2]			
Average credit card outstanding balances	**$95.0**	$94.4	$95.8
Total credit/debit spend	**167.2**	162.0	158.1
Risk-adjusted margin	**8.7%**	8.5%	8.7%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The consumer credit card portfolio includes Consumer Banking and GWIM.

2

BANK OF AMERICA

Global Wealth and Investment Management

Financial Results[1]

- Net income of $1.0 billion, down $48 million, or 4%
- Revenue of $4.9 billion decreased 2%
  - 4Q18 included a gain on the sale of a non-core asset
  - Asset management fees increased 5%, driven by the impact of higher market valuations and positive AUM flows, while transactional revenue declined
  - Net interest income declined, as solid loan and deposit growth partially offset the impact from lower interest rates
- Noninterest expense decreased 1% as investments for business growth were more than offset by lower amortization of intangibles, litigation and FDIC expense

	Three months ended		
($ in millions)	**12/31/2019**	**9/30/2019**	**12/31/2018**
Total revenue[2]	**$4,913**	$4,904	$5,039
Provision for credit losses	**19**	37	23
Noninterest expense	**3,523**	3,413	3,563
Pretax income	**1,371**	1,454	1,453
Income tax expense	**336**	356	370
Net income	**$1,035**	$1,098	$1,083

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1]

- Total client balances of over $3.0 trillion up 16%, driven by higher market valuations and positive net flows
  - Included AUM flows of $8.1 billion in 4Q19
- Average deposits of $256 billion increased 3%
- Average loans and leases grew $11 billion, or 7%, driven by residential mortgages and custom lending
- Strong wealth management household growth continues
  - 2019 net new Private Bank households up 64%
  - 2019 net new Merrill Lynch households up 25%
- Digital usage continued to grow
  - Household mobile channel usage increased 47% in Merrill Lynch and 38% in Private Bank

	Three months ended		
($ in billions)	**12/31/2019**	**9/30/2019**	**12/31/2018**
Average deposits	**$255.9**	$254.4	$247.4
Average loans and leases	**174.4**	170.4	163.5
Total client balances (EOP)	**3,047.8**	2,906.0	2,620.9
AUM flows	**8.1**	5.5	4.5
Pretax margin	**28%**	30%	29%
Return on average allocated capital	**28**	30	30

[1] Comparisons are to the year-ago quarter unless noted.

3

BANK OF AMERICA

Global Banking

Financial Results[1]

- Net income of $2.0 billion decreased $171 million, or 8%
- Revenue of $5.1 billion decreased 1%, as higher leasing-related revenue and investment banking fees were more than offset by lower net interest income
- Provision for credit losses decreased $27 million to $58 million
- Noninterest expense increased 9%, primarily due to continued investments in the business, including in technology and client-facing associates

	Three months ended		
($ in millions)	12/31/2019	9/30/2019	12/31/2018
Total revenue[2,3]	**$5,141**	$5,212	$5,170
Provision for credit losses	**58**	120	85
Noninterest expense	**2,321**	2,219	2,128
Pretax income	**2,762**	2,873	2,957
Income tax expense	**745**	776	769
Net income	**$2,017**	$2,097	$2,188

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Business Highlights[1,2]

- Average deposits increased $19 billion, or 5%, to $379 billion, driven by increased client coverage
- Average loans and leases grew $20 billion, or 6%, to $377 billion, driven by broad-based growth across corporate and commercial clients
- Total Corporation investment banking fees of $1.5 billion (excl. self-led) increased 9%, driven by higher debt and equity underwriting fees
  - Gained market share in investment banking fees, up 70 bps[3]
- Efficiency ratio of 45%

	Three months ended		
($ in billions)	12/31/2019	9/30/2019	12/31/2018
Average deposits	**$378.5**	$360.5	$359.6
Average loans and leases	**377.4**	377.1	357.4
Total Corp. IB fees (excl. self-led)[2]	**1.5**	1.5	1.3
Global Banking IB fees[2]	**0.8**	0.9	0.8
Business Lending revenue	**2.1**	2.1	2.2
Global Transaction Services revenue	**2.1**	2.1	2.1
Efficiency ratio	**45%**	43%	41%
Return on average allocated capital	**20**	20	21

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Per Dealogic as of January 2, 2020.

4

BANK OF AMERICA

Global Markets

Financial Results[1]

- Net income of $574 million increased $64 million, or 13%
- Revenue of $3.4 billion increased 6%, driven by sales and trading; excluding net DVA, revenue increased 10%[4]
- Noninterest expense increased $62 million, or 2%, to $2.6 billion
- Average VaR of $35 million remained low[5]

	Three months ended		
($ in millions)	**12/31/2019**	**9/30/2019**	**12/31/2018**
Total revenue[2,3]	**$3,426**	$3,863	$3,247
Net DVA[4]	**(86)**	(15)	52
Total revenue (excl. net DVA)[2,3,4]	**$3,512**	$3,878	$3,195
Provision for credit losses	**9**	0	6
Noninterest expense	**2,614**	2,678	2,552
Pretax income	**803**	1,185	689
Income tax expense	**229**	338	179
Net income	**$574**	$847	$510
Net income (excl. net DVA)[4]	**$639**	$858	$470

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote B on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $35MM, $34MM and $36MM for 4Q19, 3Q19 and 4Q18, respectively.

Business Highlights[1,2]

- Reported sales and trading revenue increased 7% to $2.8 billion
- Excluding net DVA, sales and trading revenue increased 13% to $2.9 billion[B]
  - FICC revenue of $1.8 billion increased 25%, driven by an improvement in most products, particularly mortgages
  - Equities revenue of $1.0 billion decreased 4%, driven by lower levels of client activity in derivatives

	Three months ended		
($ in billions)	**12/31/2019**	**9/30/2019**	**12/31/2018**
Average total assets	**$680.1**	$687.4	$655.1
Average trading-related assets	**489.3**	498.8	464.0
Average loans and leases	**73.0**	71.6	70.6
Sales and trading revenue[2]	**2.8**	3.2	2.6
Sales and trading revenue (excl. net DVA)[2,B]	**2.9**	3.2	2.5
Global Markets IB fees[2]	**0.6**	0.6	0.5
Efficiency ratio	**76%**	69%	79%
Return on average allocated capital	**7**	10	6

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.

5

BANK OF AMERICA

All Other

Financial Results[1]

- Net income of $262 million; comparison to 3Q19 impacted by joint venture impairment charge in prior quarter[C]
- 4Q19 Total Corporation other income included $0.2 billion of higher partnership losses compared to 3Q19 associated with an increase in tax-advantaged solar and wind investments in our leasing business
- Total Corporation effective tax rate of 14% was positively impacted by:
  - $0.3 billion benefit from the resolution of certain tax matters
  - Higher levels of credits related to tax-advantaged investments

	Three months ended		
($ in millions)	**12/31/2019**	**9/30/2019**	**12/31/2018**
Total revenue[2]	**$(500)**	$(748)	$(586)
Provision for credit losses	**(79)**	(295)	(124)
Noninterest expense	**315**	2,468	396
Pretax loss	**(736)**	(2,921)	(858)
Income tax expense (benefit)	**(998)**	(1,322)	(917)
Net income (loss)	**$262**	$(1,599)	$59

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Note: All Other consists of asset and liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. Substantially all of the results of ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments.

6

Credit Quality Three months ended Highlights1 ($ in millions) 12/31/2019 9/30/2019 12/31/2018 • Overall credit quality remained strong across both Provision for credit losses $941 $779 $905 the consumer and commercial portfolios Net charge-offs 959 811 924 • Net charge-off ratio was stable at 0.39% as net Net charge-off ratio2 0.39% 0.34% 0.39% charge-offs were relatively unchanged At period-end – The net charge-off ratio increased 5 bps Nonperforming assets $3,837 $3,723 $5,244 compared to 3Q19; excluding the impact of Nonperforming assets ratio3 0.39% 0.39% 0.56% recoveries from sales of previously charged- Allowance for loan and lease $9,416 $9,433 $9,601 off non-core consumer real estate loans in the losses prior quarter, net charge-off ratio declined 3 bps Allowance for loan and lease 0.97% 0.98% 1.02% 4 • The provision for credit losses increased losses ratio $36 million to $941 million 1 Comparisons are to the year-ago quarter unless noted. 2 • Nonperforming assets improved due primarily to Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. non-core loan sales and remained near historic 3 Nonperforming assets ratio is calculated as nonperforming loans, leases and foreclosed lows properties (nonperforming assets) divided by outstanding loans, leases and foreclosed properties at the end of the period. 4 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Note: Ratios do not include loans accounted for under the fair value option. 7

BANK OF AMERICA

Leadership in high-tech, high-touch

(Figures are for 4Q19 unless otherwise specified)

High-Tech

No. 1 in mobile banking, online banking and digital sales functionality

Digital banking has won **60+ awards** in the last two years

- **"Best in Class"** in Javelin's 2019 Mobile Banking Scorecard and Online Banking Scorecard, 3rd consecutive win
- **No. 1 Overall | No. 1 Ease of Use | No. 1 in Functionality** in Dynatrace's 4Q19 Online Banker Scorecard and 3Q19 Mobile Banker Scorecard
- **"Best Consumer Digital Bank in the U.S."** by Global Finance

Consumer digital banking momentum

38.3MM active digital banking users

29.2MM active mobile banking users

1.6B logins to consumer banking app

29% of all Consumer sales through digital

- **53%** of all digital sales came from mobile
- **45%** of total consumer mortgage applications came from digital
- **61%** of total direct auto applications came from digital

95.0MM sent and received payments via Zelle®, representing **$23.8B**, up **76%** YoY

547K digital appointments

10.3MM total Erica® users since launch in April 2018

Innovation in Global Banking

- **~500K CashPro® Online users** (digital banking platform) across our commercial, corporate and business banking businesses
- **Commercial Card Prepaid App** active users increased **208%** YoY, and **Mobile Wallet** adoption for commercial cards grew **283%** YoY (Nov. vs. Nov.)
- **CashPro Mobile Users** increased **68%** and logins increased **110%**, rolling 12 months, YoY
- **CashPro Mobile Payment Approvals** value of **$160B**, up **82%**, rolling 12 months
- **CashPro Mobile checks deposited** up **118%**, rolling 12 months, YoY

Innovation in Wealth Management

- **64%** of Merrill Lynch clients actively using an online or mobile platform across Merrill and Bank of America
- Client usage of MyMerrill Mobile app grew **47%** YoY
- **78%** of Private Bank clients actively using an online or mobile platform across Private Bank and Bank of America
- **38%** YoY growth in mobile active users and **11%** growth in online platform users in Private Bank

High-Touch

4,300 financial centers

- **40** new openings
- **305** renovations

16,788 ATMs

- **258** new ATMs
- **100%** contactless-enabled

Expanded in **20** new and existing markets

66MM Consumer and Small Business clients

19,440 Wealth advisors in Global Wealth and Investment Management and Consumer Banking

77% of the 2019 Global Fortune 500 and **95%** of the 2019 U.S. Fortune 1,000 have a relationship with us

Leading dealer in FX cash, derivatives, electronic trading and payments services in **148** currencies

No. 1 Global Research firm according to Institutional Investor

690+ analysts covering **3K+** companies, **1,250+** corporate bond issuers across **55+** economies and **24** industries

Innovation in technology

- Most U.S.-granted patents in the financial services industry, as of June 30, 2019
- Own **3.9K+** patents and applications

8

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)

	Three months ended		
	12/31/2019	9/30/2019	12/31/2018
Ending Balance Sheet			
Total assets	**$2,434.1**	$2,426.3	$2,354.5
Total loans and leases	**983.4**	972.9	946.9
Total loans and leases in business segments (excluding All Other)	**946.3**	933.2	898.8
Total deposits	**1,434.8**	1,392.8	1,381.5
Average Balance Sheet			
Average total assets	**$2,450.0**	$2,412.2	$2,334.6
Average loans and leases	**974.0**	964.7	934.7
Average deposits	**1,410.4**	1,375.1	1,345.0
Funding and Liquidity			
Long-term debt	**$240.9**	$243.4	$229.4
Global Liquidity Sources, average[E]	**576**	552	544
Equity			
Common shareholders' equity	**$241.4**	$244.8	$243.0
Common equity ratio	**9.9%**	10.1%	10.3%
Tangible common shareholders' equity[1]	**$171.5**	$174.9	$173.1
Tangible common equity ratio[1]	**7.3%**	7.4%	7.6%
Per Share Data			
Common shares outstanding (in billions)	**8.84**	9.08	9.67
Book value per common share	**$27.32**	$26.96	$25.13
Tangible book value per common share[1]	**19.41**	19.26	17.91
Regulatory Capital[F]			
CET1 capital	**$166.8**	$169.2	$167.3
Standardized approach			
Risk-weighted assets	**$1,495**	$1,484	$1,437
CET1 ratio	**11.2%**	11.4%	11.6%
Advanced approaches			
Risk-weighted assets	**$1,447**	$1,440	$1,409
CET1 ratio	**11.5%**	11.7%	11.9%
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.4%**	6.6%	6.8%

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18 of this press release.

9

Endnotes A We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income on an FTE basis was $12.3 billion, $12.3 billion and $12.7 billion for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. The FTE adjustment was $145 million, $148 million and $155 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. B Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA gains (losses) were $(86) million, $(15) million and $52 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. FICC net DVA gains (losses) were $(81) million, $(18) million and $45 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. Equities net DVA gains (losses) were $(5) million, $3 million and $7 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. C Our financial results, after giving effect to the impact of the non-cash impairment charge related to the notice of termination of the merchant services joint venture (JV) at the conclusion of its current term, include non-GAAP financial measures. This impairment charge was recorded in 3Q19 and reduced net income by $1.7 billion, or $0.19 per diluted share ($0.18 per diluted share for full-year 2019), which included an increase in noninterest expense and a reduction in pretax income of $2.1 billion and a reduction in income tax expense of $373 million. The impairment charge negatively impacted 2019 return on average assets by 7 bps, return on average common shareholders’ equity by 66 bps, return on average tangible common shareholders’ equity by 91 bps and increased the efficiency ratio by 227 bps. We believe the use of these non-GAAP measures provides additional clarity in understanding our results of operations and comparing our operational performance between periods. D Return on average tangible common shareholders’ equity is a non-GAAP financial measure. See page 18 of this press release for reconciliation to GAAP financial measures. E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. They do not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. F Regulatory capital ratios at December 31, 2019 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all reporting dates presented. 10

Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss fourth- quarter 2019 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors Investor Call can access replays of the conference call by visiting the Investor Relations website or by calling Information 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from January 15 through January 24. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Lawrence Grayson, Bank of America, 1.704.995.5825 lee.mcentire@bofa.com lawrence.grayson@bofa.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,800 lending centers, 2,600 financial centers with a Consumer Investment Financial Solutions Advisor and 2,000 business centers; approximately 16,800 ATMs; and award- winning digital banking with approximately 38 million active users, including approximately 29 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 11

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2018 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London InterBank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding net interest income, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards, including the new credit loss accounting standard; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks; the impact on the Company’s business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America Merrill Lynch” is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp., both of which are registered broker-dealers and members of FINRA and SIPC, and in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the U.S. Commodity Futures Trading Commission and are members of the National Futures Association. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com 12

13

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Year Ended December 31 2019	Year Ended December 31 2018	Fourth Quarter 2019	Third Quarter 2019	Fourth Quarter 2018
Summary Income Statement					
Net interest income	$ 48,891	$ 48,162	$ 12,140	$ 12,187	$ 12,504
Noninterest income	42,353	42,858	10,209	10,620	10,173
Total revenue, net of interest expense	91,244	91,020	22,349	22,807	22,677
Provision for credit losses	3,590	3,282	941	779	905
Noninterest expense	54,900	53,154	13,239	15,169	13,074
Income before income taxes	32,754	34,584	8,169	6,859	8,698
Income tax expense	5,324	6,437	1,175	1,082	1,420
Net income	$ 27,430	$ 28,147	$ 6,994	$ 5,777	$ 7,278
Preferred stock dividends	1,432	1,451	246	505	239
Net income applicable to common shareholders	$ 25,998	$ 26,696	$ 6,748	$ 5,272	$ 7,039
Average common shares issued and outstanding	9,390.5	10,096.5	9,017.1	9,303.6	9,855.8
Average diluted common shares issued and outstanding	9,442.9	10,236.9	9,079.5	9,353.0	9,996.0
Summary Average Balance Sheet					
Total debt securities	$ 450,090	$ 437,312	$ 464,884	$ 447,126	$ 440,967
Total loans and leases	958,416	933,049	973,986	964,733	934,721
Total earning assets	2,040,263	1,980,231	2,086,481	2,038,720	1,986,734
Total assets	2,405,830	2,325,246	2,450,005	2,412,223	2,334,586
Total deposits	1,380,326	1,314,941	1,410,439	1,375,052	1,344,951
Common shareholders' equity	244,853	241,799	243,439	246,630	241,372
Total shareholders' equity	267,889	264,748	266,900	270,430	263,698
Performance Ratios					
Return on average assets	1.14%	1.21%	1.13%	0.95%	1.24%
Return on average common shareholders' equity	10.62	11.04	11.00	8.48	11.57
Return on average tangible common shareholders' equity [1]	14.86	15.55	15.43	11.84	16.29
Per Common Share Information					
Earnings	$ 2.77	$ 2.64	$ 0.75	$ 0.57	$ 0.71
Diluted earnings	2.75	2.61	0.74	0.56	0.70
Dividends paid	0.66	0.54	0.18	0.18	0.15
Book value	27.32	25.13	27.32	26.96	25.13
Tangible book value [1]	19.41	17.91	19.41	19.26	17.91

Summary Period-End Balance Sheet	December 31 2019	September 30 2019	December 31 2018
Total debt securities	$ 472,197	$ 444,594	$ 441,753
Total loans and leases	983,426	972,910	946,895
Total earning assets	2,094,296	2,051,511	2,011,474
Total assets	2,434,079	2,426,330	2,354,507
Total deposits	1,434,803	1,392,836	1,381,476
Common shareholders' equity	241,409	244,781	242,999
Total shareholders' equity	264,810	268,387	265,325
Common shares issued and outstanding	8,836.1	9,079.3	9,669.3

Credit Quality	Year Ended December 31 2019	Year Ended December 31 2018	Fourth Quarter 2019	Third Quarter 2019	Fourth Quarter 2018
Total net charge-offs	$ 3,648	$ 3,763	$ 959	$ 811	$ 924
Net charge-offs as a percentage of average loans and leases outstanding [2]	0.38%	0.41%	0.39%	0.34%	0.39%
Provision for credit losses	$ 3,590	$ 3,282	$ 941	$ 779	$ 905

	December 31 2019	September 30 2019	December 31 2018
Total nonperforming loans, leases and foreclosed properties [3]	$ 3,837	$ 3,723	$ 5,244
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [2]	0.39%	0.39%	0.56%
Allowance for loan and lease losses	$ 9,416	$ 9,433	$ 9,601
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	0.97%	0.98%	1.02%

For footnotes, see page 14.

Current period information is preliminary and based on company data available at the time of the presentation.

14 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management December 31 September 30 December 31 2019 2019 2018 Regulatory capital metrics (4): Common equity tier 1 capital $ 166,760 $ 169,203 $ 167,272 Common equity tier 1 capital ratio - Standardized approach 11.2% 11.4% 11.6% Common equity tier 1 capital ratio - Advanced approaches 11.5 11.7 11.9 Tier 1 leverage ratio 7.9 8.2 8.4 Tangible equity ratio (5) 8.2 8.4 8.6 Tangible common equity ratio (5) 7.3 7.4 7.6 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; and nonperforming loans held for sale or accounted for under the fair value option. (4) Regulatory capital ratios at December 31, 2019 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18. Current period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Fourth Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,514	$ 4,913	$ 5,141	$ 3,426	$ (500)
Provision for credit losses	934	19	58	9	(79)
Noninterest expense	4,466	3,523	2,321	2,614	315
Net income	3,106	1,035	2,017	574	262
Return on average allocated capital [(1)]	33%	28%	20%	7%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 311,012	$ 174,374	$ 377,359	$ 73,044	$ 38,197
Total deposits	719,605	255,901	378,510	32,866	23,557
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 317,414	$ 176,600	$ 379,268	$ 72,993	$ 37,151
Total deposits	730,678	263,103	383,180	34,676	23,166

	Third Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,724	$ 4,904	$ 5,212	$ 3,863	$ (748)
Provision for credit losses	917	37	120	—	(295)
Noninterest expense	4,391	3,413	2,219	2,678	2,468
Net income (loss)	3,334	1,098	2,097	847	(1,599)
Return on average allocated capital [(1)]	36%	30%	20%	10%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 303,833	$ 170,414	$ 377,109	$ 71,589	$ 41,788
Total deposits	709,273	254,449	360,457	30,155	20,718
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 307,925	$ 172,677	$ 377,658	$ 74,979	$ 39,671
Total deposits	715,715	252,466	371,887	30,885	21,883

	Fourth Quarter 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,962	$ 5,039	$ 5,170	$ 3,247	$ (586)
Provision for credit losses	915	23	85	6	(124)
Noninterest expense	4,435	3,563	2,128	2,552	396
Net income	3,438	1,083	2,188	510	59
Return on average allocated capital [(1)]	37%	30%	21%	6%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 289,862	$ 163,516	$ 357,410	$ 70,609	$ 53,324
Total deposits	686,826	247,427	359,642	31,077	19,979
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 294,335	$ 164,854	$ 365,717	$ 73,928	$ 48,061
Total deposits	696,146	268,700	360,248	37,841	18,541

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Annual Results by Business Segment and All Other

(Dollars in millions)

	Year Ended December 31, 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 38,587	$ 19,537	$ 20,483	$ 15,614	$ (2,382)
Provision for credit losses	3,772	82	414	(9)	(669)
Noninterest expense	17,618	13,823	9,017	10,722	3,720
Net income (loss)	12,984	4,252	8,068	3,504	(1,378)
Return on average allocated capital [1]	35%	29%	20%	10%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 300,935	$ 168,910	$ 374,304	$ 71,334	$ 42,933
Total deposits	708,276	256,505	362,731	31,380	21,434
Allocated capital [1]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 317,414	$ 176,600	$ 379,268	$ 72,993	$ 37,151
Total deposits	730,678	263,103	383,180	34,676	23,166

	Year Ended December 31, 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 37,618	$ 19,453	$ 20,001	$ 16,183	$ (1,625)
Provision for credit losses	3,664	86	8	—	(476)
Noninterest expense	17,672	14,015	8,745	10,835	1,887
Net income (loss)	12,132	3,988	8,325	3,958	(256)
Return on average allocated capital [1]	33%	28%	20%	11%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 283,807	$ 161,342	$ 354,236	$ 72,651	$ 61,013
Total deposits	684,173	241,256	336,337	31,209	21,966
Allocated capital [1]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 294,335	$ 164,854	$ 365,717	$ 73,928	$ 48,061
Total deposits	696,146	268,700	360,248	37,841	18,541

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Year Ended Fourth Third Fourth December 31 Quarter Quarter Quarter FTE basis data (1) 2019 2018 2019 2019 2018 Net interest income $ 49,486 $ 48,772 $ 12,285 $ 12,335 $ 12,659 Total revenue, net of interest expense 91,839 91,630 22,494 22,955 22,832 Net interest yield 2.43% 2.45% 2.35% 2.41% 2.52% Efficiency ratio 59.78 58.01 58.85 66.08 57.26 December 31 September 30 December 31 Other Data 2019 2019 2018 Number of financial centers - U.S. 4,300 4,302 4,341 Number of branded ATMs - U.S. 16,788 16,626 16,255 Headcount 208,131 208,561 204,489 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $595 million and $610 million for the years ended December 31, 2019 and 2018, $145 million and $148 million for the fourth and third quarters of 2019, and $155 million for the fourth quarter of 2018. Certain prior period amounts have been reclassified to conform to current period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the years ended December 31, 2019 and 2018 and the three months ended December 31, 2019, September 30, 2019 and December 31, 2018. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
	2019	2018	**2019**	2019	2018
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 267,889**	$ 264,748	**$ 266,900**	$ 270,430	$ 263,698
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(1,721)**	(2,058)	**(1,678)**	(1,707)	(1,857)
Related deferred tax liabilities	**773**	906	**730**	752	874
Tangible shareholders' equity	**$ 197,990**	$ 194,645	**$ 197,001**	$ 200,524	$ 193,764
Preferred stock	**(23,036)**	(22,949)	**(23,461)**	(23,800)	(22,326)
Tangible common shareholders' equity	**$ 174,954**	$ 171,696	**$ 173,540**	$ 176,724	$ 171,438
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 264,810**	$ 265,325	**$ 264,810**	$ 268,387	$ 265,325
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(1,661)**	(1,774)	**(1,661)**	(1,690)	(1,774)
Related deferred tax liabilities	**713**	858	**713**	734	858
Tangible shareholders' equity	**$ 194,911**	$ 195,458	**$ 194,911**	$ 198,480	$ 195,458
Preferred stock	**(23,401)**	(22,326)	**(23,401)**	(23,606)	(22,326)
Tangible common shareholders' equity	**$ 171,510**	$ 173,132	**$ 171,510**	$ 174,874	$ 173,132
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 2,434,079**	$ 2,354,507	**$ 2,434,079**	$ 2,426,330	$ 2,354,507
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(1,661)**	(1,774)	**(1,661)**	(1,690)	(1,774)
Related deferred tax liabilities	**713**	858	**713**	734	858
Tangible assets	**$ 2,364,180**	$ 2,284,640	**$ 2,364,180**	$ 2,356,423	$ 2,284,640
Book value per share of common stock					
Common shareholders' equity	**$ 241,409**	$ 242,999	**$ 241,409**	$ 244,781	$ 242,999
Ending common shares issued and outstanding	**8,836.1**	9,669.3	**8,836.1**	9,079.3	9,669.3
Book value per share of common stock	**$ 27.32**	$ 25.13	**$ 27.32**	$ 26.96	$ 25.13
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 171,510**	$ 173,132	**$ 171,510**	$ 174,874	$ 173,132
Ending common shares issued and outstanding	**8,836.1**	9,669.3	**8,836.1**	9,079.3	9,669.3
Tangible book value per share of common stock	**$ 19.41**	$ 17.91	**$ 19.41**	$ 19.26	$ 17.91

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.